THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

EYETEL IMAGING, INC.

FORM OF WARRANT TO PURCHASE PREFERRED STOCK

No.	____________________

VOID AFTER DECEMBER 28, 2012

THIS CERTIFIES THAT, for value received, ___________________________________, with its principal office at ____________________________________, or assigns (the “Holder”), is entitled to subscribe for and purchase from EYETEL IMAGING, INC., a Delaware corporation, with its principal office at 9130 Guilford Road, Columbia, MD 21046 (the “Company”) the Exercise Shares at the Exercise Price (each subject to adjustment as provided herein). This Warrant is being issued as one of a series of warrants (the “Warrants”) pursuant to the terms of the Note and Warrant Purchase Agreement, dated December 28, 2006 by and among the Company and the Purchasers therewith (the “Purchase Agreement”). Unless indicated otherwise, the aggregate number of Exercise Shares that Holder may purchase by exercising this warrant is equal to the quotient of (A) the product of (i) thirty percent (30%) multiplied by (ii) such Holder’s Loan Amount in the applicable Closing (as defined in the Purchase Agreement), divided by (B) $1.394 per share, except in the event a Qualified Financing (as such term is defined in the Purchase Agreement) occurs or is deemed to occur prior to December 28, 2007 (the “Note Expiration Date”), then the per share price paid by investors for preferred stock purchased in such financing, in each case, subject to adjustment pursuant to the terms hereof, including but not limited to adjustments pursuant to Section 5 below.

1.         DEFINITIONS. Capitalized terms used but not defined herein shall have the meanings set forth in the Purchase Agreement. As used herein, the following terms shall have the following respective meanings:

(a)         “Exercise Period” shall mean the period commencing upon the earlier to occur of (i) the occurrence or deemed occurrence of a Qualified Financing, (ii) a Liquidity Event (as defined below), (iii) an Initial Offering (as defined below) or (iv) the Note Expiration Date, and ending five (5) years later, unless sooner terminated as provided below.

(b)         “Exercise Price” shall mean (i) in the event a Qualified Financing occurs or is deemed to occur, the per share price paid by investors for the Equity Securities purchased in such financing, and (ii) in the event that either (A) the Note Expiration Date or (B) a Liquidity Event occurs (as defined below) prior to the occurrence or deemed occurrence of a Qualified Financing, $1.394 per share, in each case, subject to adjustment pursuant to Section 5 below. Notwithstanding the foregoing, in the event of an initial public offering of securities of the Company registered under the Securities Act (an “Initial Offering”) prior to a Qualified Financing or a Liquidity Event, the Exercise Price shall be the lesser of (i) $1.394 per share and (ii) the price paid by the public in the Initial Offering for the number of shares of Common Stock into which each Exercise Share is convertible immediately prior to the occurrence of such Initial Offering, in each case, subject to adjustment pursuant to Section 5 below.

1.

(c)         “Exercise Shares” shall mean shares of the Company’s Series B Preferred Stock, except in the event a Qualified Financing occurs or is deemed to occur prior to the Note Expiration Date, then shares of the Company’s preferred stock purchased by investors in such financing. For clarity, if a Liquidity Event occurs prior to (i) the occurrence or deemed occurrence of a Qualified Financing and (ii) the Note Expiration Date, then Exercise Shares shall mean shares of the Company’s Series B Preferred Stock.

2.         EXERCISE OF WARRANT. The rights represented by this Warrant may be exercised in whole or in part at any time during the Exercise Period, by delivery of the following to the Company at its address set forth above (or at such other address as it may designate by notice in writing to the Holder):

(a)         An executed Notice of Exercise in the form attached hereto;

(b)         Payment of the Exercise Price either (i) in cash or by check, or (ii) by cancellation of indebtedness; and

(c)         This Warrant.

Upon the exercise of the rights represented by this Warrant, a certificate or certificates for the Exercise Shares so purchased, registered in the name of the Holder or persons affiliated with the Holder, if the Holder so designates, shall be issued and delivered to the Holder within a reasonable time after the rights represented by this Warrant shall have been so exercised. In the event that this Warrant is being exercised for less than all of the then-current number of Exercise Shares purchasable hereunder, the Company shall, concurrently with the issuance by the Company of the number of Exercise Shares for which this Warrant is then being exercised, issue a new Warrant exercisable for the remaining number of Exercise Shares purchasable hereunder.

The person in whose name any certificate or certificates for Exercise Shares are to be issued upon exercise of this Warrant shall be deemed to have become the holder of record of such shares on the date on which this Warrant was surrendered and payment of the Exercise Price was made, irrespective of the date of delivery of such certificate or certificates, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

2.1         Net Exercise. Notwithstanding any provisions herein to the contrary, if the fair market value of one Exercise Share is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant by payment of cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Notice of Exercise in which event the Company shall issue to the Holder a number of Exercise Shares computed using the following formula:

2.

X = Y (A-B)
A

Where	X =	the number of Exercise Shares to be issued to the Holder

Y =	the number of Exercise Shares purchasable under the Warrant or, if only a portion of the Warrant is being exercised, that portion of the Warrant being canceled (at the date of such calculation)

A =	the fair market value of one Exercise Share (at the date of such calculation)

B =	Exercise Price (as adjusted to the date of such calculation)

For purposes of the above calculation, the fair market value of one Exercise Share shall be determined by the Company’s Board of Directors in good faith; provided, however, that in the event that this Warrant is exercised pursuant to this Section 2.1 in connection with the Company’s initial public offering of its Common Stock, the fair market value per share shall be the product of (i) the per share offering price to the public of the Company’s initial public offering, and (ii) the number of shares of Common Stock into which each Exercise Share is convertible at the time of such exercise; provided further that if the Holder disputes in good faith the fair market value of each Exercise Share as determined by the Board (other than in connection with the Company’s initial public offering), and the Holder and the Company are not able to resolve such dispute within ten (10) days of the Company’s receipt from the Holder of its written objection to such valuation, then the fair market value of each Exercise Share shall be determined in accordance with the provisions set forth in the definition of the term “Appraisal Procedure” of the Company’s then current Certificate of Incorporation, as amended from time to time.

3.         COVENANTS OF THE COMPANY.

3.1         Covenants as to Exercise Shares. The Company covenants and agrees that all Exercise Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued and outstanding, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof. The Company further covenants and agrees that the Company will at all times during the Exercise Period, have authorized and reserved, free from preemptive rights, a sufficient number of shares of the series of equity securities comprising the Exercise Shares to provide for the exercise of the rights represented by this Warrant. If at any time during the Exercise Period the number of authorized but unissued shares of such series of the Company’s equity securities shall not be sufficient to permit exercise of this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of such series of the Company’s equity securities to such number of shares as shall be sufficient for such purposes.

3.

4.         REPRESENTATIONS OF HOLDER.

4.1         Representations and Warranties. Reference is made to the representations and warranties of the Holder set forth in Section 4 of the Purchase Agreement.

4.2         Disposition of Warrant and Exercise Shares.

(a)         Reference is made to the restrictions on transfer applicable to Holder set forth in Section 5 of the Purchase Agreement.

(b)         The Holder understands and agrees that all certificates evidencing the shares to be issued to the Holder may bear the following legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

5.         ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF EXERCISE SHARES.

5.1         Changes in Securities. In the event of changes in the series of equity securities of the Company comprising the Exercise Shares by reason of stock dividends, splits, recapitalizations, reclassifications, combinations or exchanges of shares, separations, reorganizations, liquidations, or the like, the number and class of Exercise Shares available under the Warrant in the aggregate and the Exercise Price shall be correspondingly adjusted to give the Holder of the Warrant, on exercise for the same aggregate Exercise Price, the total number, class, and kind of shares as the Holder would have owned had the Warrant been exercised prior to the event and had the Holder continued to hold such shares until after the event requiring adjustment; provided, however, that such adjustment shall not be made with respect to the events set forth in Section 7 below. For purposes of this Section 5 and Section 7, the “Aggregate Exercise Price” shall mean the aggregate Exercise Price payable in connection with the exercise in full of this Warrant. The form of this Warrant need not be changed because of any adjustment in the number of Exercise Shares subject to this Warrant.

5.2         Automatic Conversion. Upon the automatic conversion of all outstanding shares of the series of equity securities comprising the Exercise Shares, this Warrant shall become exercisable for that number of shares of Common Stock of the Company into which the Exercise Shares would then be convertible, so long as such shares, if this Warrant had been exercised prior to such offering, would have been converted into shares of the Company’s Common Stock pursuant to the Company’s Certificate of Incorporation. In such case, all references to “Exercise Shares” shall mean shares of the Company’s Common Stock issuable upon exercise of this Warrant, as appropriate.

4.

6.         FRACTIONAL SHARES. No fractional shares shall be issued upon the exercise of this Warrant as a consequence of any adjustment pursuant hereto. All Exercise Shares (including fractions) to be issued upon exercise of this Warrant shall be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share. If, after aggregation, the exercise would result in the issuance of a fractional share, the Company shall, in lieu of issuance of any fractional share, pay the Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the then current fair market value of one Exercise Share by such fraction.

7.         EARLY TERMINATION. In the event of, at any time during the Exercise Period, a Sale of the Corporation (as defined in the Company’s Certificate of Incorporation) (a “Liquidity Event”), the Company shall provide to the Holder twenty (20) days advance written notice of such Liquidity Event, and this Warrant shall terminate unless exercised at or prior to the closing of such Liquidity Event. The Holder shall be permitted to make the exercise of this Warrant in connection with a Liquidity Event, conditional upon the occurrence of such Liquidity Event.

8.         NO STOCKHOLDER RIGHTS. This Warrant in and of itself shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company.

9.         TRANSFER OF WARRANT. Subject to applicable laws and the restriction on transfer set forth on the first page of this Warrant and Section 5 of the Purchase Agreement, this Warrant and all rights hereunder are transferable, by the Holder in person or by duly authorized attorney, upon delivery of this Warrant and the form of assignment attached hereto to any transferee designated by Holder.

10.         LOST, STOLEN, MUTILATED OR DESTROYED WARRANT. If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

11.         AMENDMENT. Any term of this Warrant may be amended or waived with the written consent of the Company and Holders of at least a majority in interest of the outstanding Warrants provided that all Warrants are similarly affected. Upon the effectuation of such amendment or waiver in conformance with this Section 11, the Company shall promptly give written notice thereof to the record holders of the Warrants who have not previously consented thereto in writing.

12.         NOTICES, ETC. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex, electronic mail or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at 9130 Guilford Road, Columbia, MD 21046, attention: Keith G. Frey, with a copy to Cooley Godward Kronish LLP, One Freedom Square, Reston Town Center, 11951 Freedom Drive, Reston, VA 20190-5656, attention: Christian Plaza, Esq., fax: (703) 456-8100, and to Holder at the address(es) set forth on the Schedule of Purchasers attached to the Purchase Agreement or at such other address(es) as the Company or Holder may designate by ten (10) days advance written notice to the other parties hereto.

5.

13.         ACCEPTANCE. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

14.         GOVERNING LAW. This Warrant shall be governed by and construed under the laws of the State of New York as such laws are applied to agreements among New York residents entered into and performed entirely within the State of New York, without reference to the conflict of laws provisions thereof.

6.

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer as ____________________.

EYETEL IMAGING, INC.

By: ______________________________________

Name: ___________________________________

Title: ____________________________________

Address: __________________________________

[SIGNATURE PAGE]

NOTICE OF EXERCISE

TO: EYETEL IMAGING, INC.

(1)          ☐         The undersigned hereby elects to purchase ________ shares of ___________ (the “Exercise Shares”) of Eyetel Imaging, Inc. (the “Company”) pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

☐         The undersigned hereby elects to purchase ________ shares of __________ (the “Exercise Shares”) of Eyetel Imaging, Inc. (the “Company”) pursuant to the terms of the net exercise provisions set forth in Section 2.1 of the attached Warrant, and shall tender payment of all applicable transfer taxes, if any.

(2)         Please issue a certificate or certificates representing said Exercise Shares in the name of the undersigned or in such other name as is specified below:

________________________
(Name)

________________________
________________________
(Address)

(3)         In the event the attached Warrant is exercised in whole or in part through the payment of any cash consideration (and not, for the avoidance of doubt, entirely pursuant to the terms of the net exercise provisions set forth in Section 2.1 of the attached Warrant), the undersigned represents to the Company as follows:

(a)         Investment Representations and Warranties. The undersigned understands that the issuance of the Exercise Shares has not been, and will not be, registered under the Securities Act.

(b)         Acquisition for Own Account. The undersigned is acquiring the Exercise Shares for its own account for investment and not with a view toward distribution in a manner which would violate the Securities Act.

(c)         Ability to Protect Its Own Interests and Bear Economic Risks. The undersigned, by reason of the business and financial experience of its management, has the capacity to protect its own interests in connection with the making investments of this type and is able to bear the economic risk of an investment in the Exercise Shares and is able to sustain a loss of all of its investment in the Exercise Shares without economic hardship if such a loss should occur.

(d)         Accredited Investor. The undersigned is an “accredited investor” as that term is defined in Regulation D promulgated under the Securities Act.

(e)         Access to Information. The undersigned has been given access to all Company documents, records, and other information, and has had adequate opportunity to ask questions of, and receive answers from, the Company’s officers, employees, agents, accountants, and representatives concerning the Company’s business, operations, financial condition, assets, liabilities, and all other matters relevant to its investment in the Exercise Shares.

1.

(f)        Restricted Securities.

(i)         The undersigned understands that the Exercise Shares will be charac-terized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such Exercise Shares may be resold without registration under the Securities Act only in certain limited circumstances.

(ii)         The undersigned acknowledges that the Exercise Shares must be held indefinitely unless subsequently registered under the Securities Act and under applicable state securities laws or an exemption from such registration is available.

(iii)         The undersigned is aware of the provisions of Rule 144 under the Securities Act which permit limited resale of securities purchased in a private placement.

(g)         No Public Market. The undersigned understands that no public market now exists for any of the securities issued by the Company, that the Company has made no assurances that a public market will ever exist for the Exercise Shares.

(4)         TRANSFER RESTRICTIONS. The undersigned understands that the Company may, as a condition to the transfer of any of the Exercise Shares, require that the request for transfer be accompanied by an opinion of counsel reasonably satisfactory to the Company, to the effect that the proposed transfer does not result in a violation of the Securities Act, unless such transfer is covered by an effective registration statement or by Rule 144 or Rule 144A under the Securities Act; provided, however, that an opinion of counsel shall not be required for a transfer by the undersigned if the undersigned is (A) a partnership transferring to its partners or former partners in accordance with partnership interests, (B) a corporation transferring to a wholly-owned subsidiary or a parent corporation that owns all of the capital stock of the undersigned, (C) a limited liability company transferring to its members or former members in accordance with their interest in the limited liability company, or (D) an individual transferring to the undersigned’s family member or trust for the benefit of the undersigned; provided, further, that the transferee in each case agrees to be subject to the restrictions in this paragraph (4).

____________________________________ (Date)	____________________________________ (Signature) ____________________________________ (Print name)

2.

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:

(Please Print)

Address:

(Please Print)
Dated: __________, 20__

Holder’s
Signature:

Holder’s
Address:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

3.